As filed with the Securities and Exchange Commission on July 26, 1996
                                                Registration No. 333-_______
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                     ___________

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                Harveys Casino Resorts
                (Exact Name of Registrant as Specified in Its Charter)

                    Nevada                        88-0066882
     (State or Other Jurisdiction of         (I.R.S. Employer Identification
        Incorporation or Organization)              Number)

                                     P.O. Box 128
                            Highway 50 & Stateline Avenue
                               Lake Tahoe, Nevada 89449
                                    (702) 588-2411
      (Address, Including Zip Code, and Telephone Number, Including Area Code,)
                     of Registrant's Principal Executive Offices)

                  HARVEYS CASINO RESORTS 1996 OMNIBUS INCENTIVE PLAN
                                 (Full title of Plan)
                            ------------------------------
                                Mr. John J. McLaughlin
             Senior Vice President, Chief Financial Officer and Treasurer
                                Harveys Casino Resorts
                                     P.O. Box 128
                               Lake Tahoe, Nevada 89449
                                    (702) 588-2411

         (Name, Address, Including Zip Code, and Telephone Number, Including
                           Area Code, of Agent For Service)

Copies to:
                                Peter P. Wallace, Esq.
                           Milbank, Tweed, Hadley & McCloy
                              601 South Figueroa Street
                            Los Angeles, California 90017
                                    (213) 892-4000

                           CALCULATION OF REGISTRATION FEE

================================================================================
Title of       Amount to be     Proposed maximum    Proposed       Amount of
Securities     registered (1)   Offering price per  maximun        registration
to be                           share (2)           aggregate      fee (2)
Registered                                          offering
                                                    price (2)
================================================================================

Common          500,000         $19.50              $9,750,000     $3,363.00
Stock, par
value $.01
per share

===============================================================================
(1) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of operation of the anti-dilution provisions of the Harveys Casino Resorts 1996 Omnibus Incentive Plan of the Registrant described herein.

(2) Pursuant to Rule 457 under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the following information: (1)No options covering shares of Common Stock to be registered under this Registration Statement have yet been issued; and (ii) the basis for calculating the registration fee for the options covering 500,000 shares registered hereby is the average of the high and low prices of the Common Stock of the Registrant on the New York Stock Exchange on July 24, 1996.

PART I

                  INFORMATION REQUIRED IN THE SECTION 10 PROSPECTUS

Item 1.   Plan Information

          Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 promulgated pursuant to the Securities Act of 1933, as amended (the
 Securities Act') and the Note to Part I on Form S-8. Harveys Casino Resorts (the Registrant') has delivered or caused to be delivered to each offeree of securities covered by this Registration Statement the Prospectus relating thereto.

Item 2.   Registrant Information and Employee Plan Annual Information

          The Registrant will, upon written or oral request, provide without charge to any person to whom the Prospectus relating to this Registration Statement is delivered, a copy of any and all of the information which has been incorporated by reference in such Prospectus and this Registration Statement (pursuant to Item 3 of Part II below) as well as other documents required by Rule 428(b) promulgated pursuant to the Securities Act. Such requests should be directed to the Chief Financial Officer, Harveys Casino Resorts, P.O. Box 128, Highway 50 & Stateline Avenue, Lake Tahoe, Nevada 89449
(telephone (702) 588-2411).

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference

          The following documents filed by the Registrant with the Securities and Exchange Commission (the Commission') are incorporated by reference in this Registration Statement:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1995, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act').

(b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended February 29, 1996, filed pursuant to Section 13(a) of the Exchange Act.

(c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 1996, filed pursuant to Section 13(a) of the Exchange Act.

(d) The description of the Registrant's common stock contained in the Registration Statement on Form 8-A filed by the Registrant under Section 12 of the Exchange Act and declared effective by the Commission on February 14, 1994, including any amendment or report updating such description of Common Stock.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares of Common Stock registered hereunder have been sold or which deregisters all of such shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.   Description of Securities

          Only securities registered under Section 12 of the Exchange Act are being offered.

Item 5.   Interests of Named Experts and Counsel

          The legality of the shares of Common Stock offered hereunder and by the Prospectus to which this Registration Statement relates has been passed upon by Scarpello & Alling, Ltd., Stateline, Nevada. Ronald D. Alling, a partner of Scarpello & Alling, Ltd., owns 7,300 shares of Common Stock of the Registrant through the Scarpello & Alling, Ltd. Profit-Sharing Plan and Trust. Peter P. Adamco, an associate attorney of Scarpello & Alling, Ltd., directly owns 100 shares of Common Stock of the Registrant.


Item 6.   Indemnification of Directors and Officers

          Section 78.751 of the Nevada Revised Statutes and the Registrant's Articles of Incorporation and Bylaws contain provisions for indemnification of officers and directors and certain representatives of the Registrant. The Bylaws require the Registrant to indemnify and hold harmless such persons to the full extent permitted by Nevada law. Each such person will be indemnified in any proceeding if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Registrant. Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement.

          The Registrant's Bylaws also provide that the Registrant's Board of Directors may cause the Registrant to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the Registrant would have the power to indemnify such person. The Registrant intends to obtain directors' and officers' liability insurance.

          The Registrant has entered into indemnification agreements (the Indemnification Agreements') with its directors and certain officers. Each
Indemnification Agreement provides for, among other things: (i) indemnification to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim against an indemnified party (the "Indemnitee") unless it is determined, as provided in the Indemnification Agreement, that indemnification is not permitted under law and
(ii) prompt advancement of expenses to any Indemnitee in connection with his or her defense against any claim.

Item 8.   Exhibits

     4.1* Restated Articles of Incorporation of the Registrant.

     4.2* Bylaws of the Registrant.

     4.3* Specimen Common Stock Certificate for the Registrant.

     4.4      1996 Omnibus Incentive Plan.

     5        Opinion of Scarpello & Alling, Ltd.

     23.1 Consent of Grant Thornton LLP.

     23.2 Consent of Scarpello & Alling, Ltd. (included in Exhibit 5).

     24       Power of Attorney (contained on the signature page hereof).

- ----------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 33-70670)

Item 9.  Undertakings

(a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES


          THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stateline, State of Nevada, on this 26 day of July, 1996.


                              HARVEYS CASINO RESORTS



                              By:  /s/ John J. McLaughlin
                                 Name:  John J. McLaughlin
                                 Title: Chief Financial Officer




                                  POWER OF ATTORNEY

          The Registrant and each person whose signature appears below hereby authorizes Charles W. Scharer and John J. McLaughlin, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                     TITLE                           DATE

/s/Thomas M. Yturbide         Chairman of the Board           July 25,1996
- --------------------------       and Director


/s/William B. Ledbetter       Vice Chairman of the Board
- --------------------------        Secretary and Director      July 25,1996


/s/Charles W. Scharer         President, Chief Executive
- --------------------------        Officer and Director
                              (Principal Executive Officer)   July 25,1996


/s/John J. McLaughlin         Senior Vice President and
- --------------------------      Chief Financial Officer
                              (Principal Financial Officer)   July 25,1996


/s/John P. Hewitt             Corporate Controller
- --------------------------    (Principal Accounting Officer)  July 25,1996


/s/Richard F. Kudrna, Sr.     Chairman Emeritus and
- --------------------------          Director                  July 25,1996


                              Director                        July 25,1996
- --------------------------
Jessica L. Ledbetter

/s/Kirk B. Ledbetter          Director                        July 25,1996
- --------------------------


/s/Luther Mack, Jr.           Director                        July 25,1996
- --------------------------


/s/Franklin K. Rahbeck        Director                        July 25,1996
- --------------------------

                                    EXHIBIT INDEX



EXHIBIT       DESCRIPTION                                   SEQUENTIALLY
NUMBER                                                        NUMBERED
                                                                PAGE
- --------------------------------------------------------------------------------

4.1           Restated Articles of Incorporation of the
              Registrant.

4.2*          Bylaws of the Registrant.

4.3*          Specimen Common Stock Certificate for the
              Registrant.

4.4           1996 Omnibus Incentive Plan.

5             Opinion of Scarpello & Alling, Ltd.

23.1          Consent of Grant Thornton LLP.

23.2          Consent of Scarpello & Alling, Ltd.
              (included in Exhibit 5).

24 Power of Attorney (contained on the signature page hereof).

- -----------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 33-70670)